Exhibit 10.6

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
JOINT OWNERSHIP MANAGEMENT AGREEMENT

This Joint Ownership Management Agreement (“Agreement”) is made effective the 09 October 2015 (“Effective Date”) by and between
(1)    THE QUEEN’S UNIVERSITY OF BELFAST, University Road.. Belfast BT7 1NN (“QUB”); and
(2)    CHROMADEX. 10005 Muirlands Boulevard, Suite G. Irvine, CA 92618, USA (the “COMPANY”).
(each a “Party” and collectively the “Parties”)
WHEREAS
(a)    The Company and QUB (through the principal investigator, Dr Marie Migaud) have collaborated and are continuing to collaborate on research projects described in Schedule 1 leading to the inventions and patent applications described in Schedule 2 (Schedule of IP)
(b)    The Company and QUB have agreed that all jointly owned intellectual Property arising from these collaborative research projects will be governed by this agreement.
(c)    The Company has provided material for use in this research (the *Material-) described in Schedule 3
(d)    QUB is willing to allow the Company to be the Lead Party subject to the provisions of this Agreement,
NOW IT IS HEREBY AGREED as follows:
1.DEFINITIONS AND INTERPRETATION
1.1In this Agreement the following expressions have the meaning set opposite:
“Costs”    shall mean any external costs, fees and expenses which are seasonably incurred by the Parties in respect of (a) the registration of any document with any Patent Office or other institution, and the payment of any Duty or other tax or charge in connection with such documents. (b) seeking and maintaining patents and/or other intellectual property protection in respect to the Patent Rights, including without limitation (i) the defence of any claims of opposition or for revocation of any intellectual property in respect of the Patent Rights, and (ii) the bringing of claims against other persons for infringement of OUB’s and the Company’s rights in the Patent Rights. (c) the negotiation arid execution of agreements with

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licensees and others in respect of the development or commercialisation of the Patent Rights and the administration of such agreements, including without limitation any costs incurred in dealing with claims or proceedings associated with such agreements; and (d) travel and other expenses incurred in carrying out any obligations under this Agreement;
“Gross Revenue”    shall mean the actual sums received by the Parties from time to time in respect of the commercialisation of the Patent Rights;
“Intellectual Property”    shall mean patents, rights to inventions utility models, copyright, trademarks. service marks, trade, business and domain names, rights in trade dress or get-up, rights in goodwill or to sue for passing off, unfair competition rights. rights in designs, rights in computer software. database rights. topography rights. moral rights, rights in confidential information (including know-how and trade secrets) and any other intellectual property rights in each case whether registered or unregistered and including all applications for. arid renewals or extensions of, such rights, and all similar or equivalent rights or forms of protection in any part of the world,
“Lead Party”    shall mean the Party that has the authority and sole responsibility for the prosecution and maintenance of the Patent Rights and shall be responsible for leading the commercialisation of the Patent Rights.
“Licensed Product”    shall mean a product which is manufactured. sold or supplied by the Company or any of its sub-licensees (including any of its affiliates) and which (a) is within any claim of the Patent Rights which has not expired or been held invalid or unenforceable by a court of competent jurisdiction or (b) incorporates, or its development or manufacture, makes use of, any of the intellectual Property listed in Schedule 2;
“Net Revenue”    shall mean the Gross Revenue less the Costs and any (a) trade, quantity and cash discounts actually provided to third parties in connection with arms-length transactions (b) credits, allowances or refunds, not to exceed the original invoice amount, for actual claims, damaged goods rejections or returns, (c) actual freight and insurance costs incurred in transporting to such customers. and (d) excise, sale, use. value added or other taxes. other than income taxes paid by the Company in respect to the commercialization of the Patent Rights;
“Patent Rights”    shall mean the Patents and all applications and granted patents or other similar forms of protection anywhere in the world claiming priority with or from such Patents including utility models, certificates of invention and all divisionals, continuations. continuations—in-part, reissues, renewals, extensions, additions, supplementary protection certificates or equivalent to any such patent applications and patents, as defined in Schedule 2 which may be updated from time to time in accordance with Clause 10.3, and

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“QUE Background IP”    shall mean the Intellectual Property listed under Schedule 1 of the Exclusive Patent Licence dated between CUB and the Company
2.PATENTS AND EXPENSES
2.1QUB and the Company agree that the Company shall be the Lead Party. The Company shall ensure that their patent agents send a copy of all correspondence relating to the Patent Rights to QUB
2.2It is agreed that the Patent Rights shall be jointly and equally owned by CUB and the Company
2.3The Parties acknowledge that the Company has discharged the initial filing costs of the Patents under reference [***] and [***]
2.4The Company agrees to pay the Costs associated with the Patent Rights from the date of this Agreement
3.USE OF PATENT RIGHTS BY THE PARTIES
3.1Each Party will retain the right to use and practice the Patent Rights for non-commercial, academic research and educational purposes, including the right to use for collaborative research projects
3.2The retained rights referred to in clause 3 1 above shall be transferable, upon written agreement by the Company. which shall not unreasonably be withheld, to other academic institutions in the event that the Inventors become employed by such institutions, provided that such other institutions’ right to use and practice the Patent Rights shall be subject to the same limitations as those of the Parties, and provided that the Parties to this Agreement retain the rights referred to in clause 3 1 notwithstanding any transfer of such rights to another academic institution
3.3In the event that the either party does not wish to maintain the Patent Rights (the “Declining Party”) they shall notify the other party In writing at least [***] ([***]) days in advance of their intention to waive their ownership of the Patent Rights under this Agreement, the other party may take over the share of the Declining Party free of charge, and thereafter shall be entitled to maintain or abandon the Patent Rights on their own behalf and at their own expense
4.LICENCE GRANT, COMMERCIALISATION, AND ROYALTIES
4.1QUB hereby grants the Company an exclusive worldwide license, with the right to sub-license (subject to the terms below), to use and practice the Patent Rights for the purposes of commercialisation The Company shall use alt reasonable endeavours to commercialise the Patent Rights QUB is prohibited from commercialising or granting any licenses to the Patent Rights without the Company’s prior written consent

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4.2The Company agrees to pay QUB the following royalties quarterly, based on the calendar quarter
(a)[***] of all Net Revenue for [***] (“Research Amounts”);
(b)[***] of all Net Revenue for [***];
(c)[***] of all Net Revenue for [***] (“Bulk Amounts”); and
(d)[***] of all Net Revenue arising from [***].
QUB will be solely responsible for distributing its share of the Net Revenue within its organisaton.
4.3In the event it becomes necessary for the Company or a sub-licensee to license on a royalty-bearing basis any Qua Background IP relating to manufacturing methods for [***] ([***]) arid derivatives to make, use or sell the Licensed Product, then the Company or sub-licensee shall not be required to pay QUB the royalty rate required under 4 2(b) and 4 2(c) in addition to the royalty rate required under the licence of QUB Background IP
4.4The Company may grant sub-licences, subject to the following conditions
(a)The Company shall impose binding obligations on the sub-licensee which are equivalent to the obligations of the Company under this Agreement and limitations and exclusions of liability which are equivalent to those set out in this Agreement.
(b)the Company shall ensure that the sub-licence terminates automatically on the termination of this Agreement for any reason.
(c)within [***] days after the grant of any sub-licence, the Company provide QUB with a true copy of teat sub-licence, and
(d)the Company shall be responsible for any breach of the sub-licence by the sub-licensee, as if that breach had been that of Company under this Agreement, and will indemnify QUB against any and all losses, damages costs, claims and expenses which are awarded against or suffered by QUA as a result (whether direct or indirect) of any such breach by the sub-licensee.
4.5Except for the licences expressly granted to the Company in by this Clause 4. QUA reserves all its rights to the jointly owned Intellectual Property Rights listed in Schedule 2
4.6The Company will pay QUA royalties and other fees. charges and costs in cleared funds and to the bank account nominated in writing by Qua from time to time
4.7The Company will reimburse to QUA all reasonable expenses incurred by the Principal Investigator and all reasonable expenses incurred by QUA in providing the Company any training it may require related to the use of the Intellectual Property listed in Schedule 2

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4.8Ali amounts due under this Agreement will be paid by the Company to QUA in full. without any set-off. counterclaim deduction or withholding except insofar as the Company is required to deduct the same to comply with applicable laws. The Parties will cooperate and take all steps reasonably and lawfully available to them. at the expense of the Company, to avoid deducting such taxes and to obtain double taxation relief. If the Company is required to make any such deduction it will provide QUA with such certificates or other documents as it can reasonably obtain to enable QUB to obtain appropriate relief from double taxation of the payment
4.9If the Company is prohibited from making any payment due to QUA under this Agreement by a governmental authority in any country, the Company will use its best endeavours to secure from the proper authority in the relevant country permission to make that payment and will make it within [***] days after receiving such permission. if that permission is not received within [***] days after the Company making a request for that permission, at the option of QUA the Company will deposit the payment due either in a bank account designated by QUA or the Company will make that payment to a person, having offices or a place of business in the relevant country, designated by QUB
4.10Upon termination of this Agreement; without prejudice to any other right or remedy available to either Party, the Company will pay QUA (in accordance with this Clause 4) all unpaid royalties, fees. charges and expenses accrued up to the date of termination.
4.11The royalties and fees. charges and costs payable under this Agreement are exclusive of VAT which the Company will pay in addition to those royalties: fees, charges and costs
4.12No royalties, fees, charges or costs payable under this Agreement are refundable to the Company by QUB.
4.13If the Company fails to pay any amount due to QUB by the due date for payment then without prejudice to any other right or remedy available to QUB
(a)The Company will pay interest on that amount, on demand, at the rate of [***] ([***]) per annum above the Bank of England’s base lending rate from time to time. from the due date for payment until the payment is made in full whether before or after judgment; arid
(b)QUB may convert the licence granted in Clause 4 1 into a non-exclusive licence. if payment remains uncured for a period of [***] ([***]) days after written notice of such non-payment is provided by QUB to the Company
5.CONFIDENTIAL INFORMATION
5.1The Parties agree to use any information from the other Party deemed to be confidential information (“Confidential Information”) solely for the purpose of this Agreement
5.2The Parties agree to treat all Confidential Information received from the other Party in confidence, and to divulge it only to those employees who require access to it in the performance of this Agreement and have accepted the same obligations of confidentiality and non-use.

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5.3Obligations under this clause 5 shall not apply to information that
(a)is or becomes generally available to the public otherwise than by reason of a breach by the recipient Party of any provision of this Clause 5;
(b)can be shown by the recipient Party to be in the recipient Party’s possession prior to receipt under this Agreement;
(c)is subsequently disclosed to the recipient Party without obligations of confidence by a third Party owing no such obligations to the disclosing Party in respect thereof,
(d)can be shown by written records to have been developed by the recipient Party without benefit of any disclosure under this Agreement,
(e)the recipient Party is specifically required to disclose to an order of any Court of competent jurisdiction, but only after the disclosing Party is given prompt written notice and an opportunity to seek a protective order or to agree such disclosure
6.REPORTS AND RECORDS
6.1The Company shall keep complete and accurate accounts of all Costs and Gross Revenue
6.2Within [***] ([***]) days each year following the Effective Date of this Agreement the Company shalt send a written account of the Gross Revenue, the Costs, the Net Revenue and the royalty due to QUB Such report shall be sent even it no Gross Revenue has been received The value of revenue to be transferred between the parties snail then be calculated and transferred within [***] ([***]) days
6.3At the same time as any payment of royalties is due to QUB, the Company will send to QUB a statement in writing recording the calculation of those royalties and setting out, in respect of each territory or region in which any of the Licensed Products are supplied.
(a)[***];
(b)[***];
(c)[***];
(d)[***]; and
(e)[***].
6.4The Company will, until the expiry of at least [***] years after any royalties are payable to CUB under this Agreement, keep at its normal place of business, detailed and up to date records and accounts showing the quantity, description and price value of the Licensed Products supplied by it, and the amount of sublicensing revenues received by it in respect of the Licensed Products on

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a country by country basis, and sufficient to ascertain the amounts payable to QUB under this Agreement.
6.5The Company will make those records and accounts available, on reasonable notice. for inspection during business hours by an independent chartered accountant nominated by QUB for the purpose of verifying the accuracy of any statement or report given by the Company to QUB The accountant may take copies of or extracts from those records and accounts but will be required to keep confidential all information learnt during the inspection, and to disclose to QUB only those details which are be necessary to verify the Company’s compliance with this Agreement The Company will ensure that QUB has the same rights as those set out in this Clause 4.15 in respect of any person which is sub-licensed under the Patents Rights
6.6If any inspection reveals a shortfall in excess of [***] for any [***] ([***]) period in the amounts paid to QUB under this Agreement, the Company will immediately make up that shortfall and reimburse to DUB the accountant’s charges in respect of the inspection
7.TERM
This Agreement shall come into full force from the Effective Date and shall remain in effect for the life of the last issued patent under the Patent Rights, unless otherwise terminated in accordance with the terms of this Agreement
8.TERMINATION
8.1Either Party (the “Initiating Party”) may terminate this Agreement with immediate effect by notice in writing to the other Party ( the Breaching Party”) on the occurrence of any of the following events in relation to the Breaching Party
(a)a material breach by the Breaching Party of any of its obligations under this Agreement which (if the breach is capable of remedy) the Breaching Party has failed to remedy within [***] ([***]) days after receipt of notice in writing from the Initiating Party identifying the breach and requiring it to be remedied; and
(b)the passing by the Breaching Party of a resolution for its winding-up or the making by a court of competent jurisdiction of an order for the winding-up or the dissolution of the Breaching Party
8.2Expiry or termination of this Agreement by either Party for any reason shall not affect the rights and obligations of the parties accrued prior to expiry or termination and shall not affect rights or obligations. which expressly or by implication are intended to continue or come into force on or after such expiry or termination

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9.INDEMNITY AND LIABILITY
9.1The Company shall indemnify, hold harmless and defend DUB its, officers, employees and agents and their respective successors, heirs and assigns against any liability, damage, loss or expense (including attorneys fees and expenses of litigation) incurred by or imposed upon DUB in connection with any claims, suits, actions, demands or judgments by or in favour of any third Party arising from, or in connection with the flits Agreement Notwithstanding the foregoing, there is no indemnity obligation to the DUB to the extent that any claims result from the negligence of DUB
9.2Neither Party accepts any responsibility for any use which may be made by the other Party of the Patent Rights
9.3The aggregate liability of each Party to the other for all and any breaches of this Agreement any negligence or arising in any other way out of the subject matter of this Agreement (“Liability Event”) will not exceed the aggregate Gross Revenue (which for the avoidance of any doubt, in respect to QUB, will include any royalties received by QUB pursuant to clause 4.2) received by the breaching party in the twelve months preceding any Liability Event.
9.4Subject to Clause 9.5, the liability of either Party to the other for any breach of this Agreement, any negligence or arising in any other way out of the subject matter of this Agreement will not extend to any indirect and/or consequential damages or losses, or any loss of profits, loss of revenue. loss of data, loss of contracts or opportunity, whether direct or indirect, even if the Party bringing the claim has advised the other of the possibility of those losses or if they were within the other Party’s contemplation
9.5Nothing in this Agreement limits or excludes either Party’s liability for:
(a)death or personal injury, or
(b)any fraud or for any sort of liability that, by law, cannot be limited or excluded.
10.MISCELLANEOUS
10.1Governing Law
The validity, construction and performance of this Agreement shall be governed by the laws of Northern Ireland and the parties submit to the exclusive jurisdiction of the courts of Northern Ireland in respect of any dispute that may arise in connection with this Agreement.
10.2Notices, Payments and Other Communications
Any notice or payment under this Agreement shall be sufficiently given if sent in writing by first class, certified or registered mail, return receipt requested addressed as follows:

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If a notice or payment Is made to the Company
FAO Mr Tom Varvaro
Email: [***]
Address: [***]
If a notice or payment is made to QUB
FAO Mr Brian McCaul
Email: [***]
Address: [***]
Any such notice or any document shall be deemed to be received by the addressee two working days following the date of despatch of the notice or other document by post or, where the notice or other document is sent by telex, facsimile or other electronic media, simultaneously with the transmission provided that a confirmatory copy of such notice is sent by one of the methods referred above. To prove the giving of a notice or other document it shall sufficient to show that it (and any confirmation copy required pursuant to this clause 10.2) was despatched.
10.3Entire Agreement and Changes
This Agreement embodies the entire understanding between the Parties relating to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral. This Agreement may not be varied except by a written document signed by duly authorised representatives of each Party.
10.4Assignment
The Parties agree not to assign or transfer any interest in this Agreement, nor assign any claims for money due or to become due during this Agreement, without prior written approval of the other Parties, which shall not be unreasonably withheld
10.5Surviving Provisions
The provisions of Article 1. 2.2, 4, 5, 6, arid 9 shall survive termination of this Agreement.
AGREED by and on behalf of both parties through their authorized signatories
For and on behalf of the Company.    For and on behalf of QUB:
Signature /s/ Troy Phonemas        Signature /s/ B. McCaul
Name Troy Phonemas        Name B. McCaul
Title COO        Title Director
Date 10/9/2015        Date

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Schedule 1: List of Collaborative Research Projects
[***]

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Schedule 2: Schedule of IP
[***]

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Schedule 3: Materials supplied by ChromaDex
[***]

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